ELIZABETH ARDEN, INC.

2005 Performance Bonus Plan

          1.    Purpose.    The Elizabeth Arden, Inc. 2005 Performance Bonus Plan (the "Plan") is intended to provide cash incentives which will attract, retain and motivate highly competent persons as executive officers of Elizabeth Arden, Inc. (the "Company") and its subsidiaries and affiliates, on the basis of performance goals established for them under the Plan and to ensure that cash bonus payments ("Bonus") are in accordance with the arrangements established by the Committee (as defined in Section 4).

          2.    Authority to Establish Performance Goals and Bonuses

                    (a)    The Committee will have the authority to establish for a Participant, a performance goal, and the formula for calculating a Participant's Bonus on the basis of performance goals or criteria established under or pursuant to the Plan (each a "Bonus Formula"), for any fiscal year of the Company, or for a period which is shorter or longer than a single fiscal year (the "Fiscal Period"). The performance goals may be based on achievement of various key performance indicators or business criteria or completion of certain projects that benefit the Company and apply to the individual Participant or the Participant's business unit (the "Individual Criteria") and may be a single goal or a range with a minimum goal up to a maximum goal, with corresponding increases in the Bonus up to the maximum award set by the Committee and as may be limited by this Plan. The Committee may disregard, at its discretion, the effect of one-time charges and extraordinary events such as asset write-downs, litigation judgments or settlements, changes in tax laws, accounting principles or other laws or provisions affecting reported results, accruals for reorganization or restructuring, and any other extraordinary non-recurring items, acquisitions or divestitures. Notwithstanding the attainment of Individual Criteria, the Committee reserves the right to nullify a Bonus under this Plan if the Company fails to achieve certain performance goals of the Company as set forth pursuant to the Company's 2005 Management Bonus Plan.

                    (b)    The Individual Criteria and the Bonus Formula for a Participant shall be established by the Committee or one or more designated officers (the "Designated Officers") no later than 120 days after the beginning of the Fiscal Period to which the Bonus Formula relates.

                    (c)    Each Participant will be assigned Individual Criteria. The Committee, in its sole discretion, may elect to award a Bonus if any or all of the Individual Criteria were not achieved due to certain extenuating circumstances. Each Participant's maximum Bonus will be 200% of his or her base salary. Under no circumstances will any Participant be paid a Bonus exceeding U.S. $3 million for any fiscal year of the Company.

                    (d)    When the Committee establishes a performance goal and Bonus Formula for a Participant, the Committee may provide (i) that the Bonus will be paid in a single lump sum or that the Bonus will be paid over a period of years, with or without interest on deferred payments, and (ii) if a Bonus is to be paid over a period of years, whether the right to the unpaid portion of the Bonus will be forfeited if the Participant ceases to be employed by the Company before the Bonus is paid in full.

          3.    Review of Payment of Bonuses. Promptly after the end of the applicable Fiscal Period, the management of the Company will present to the Committee a list showing with regard to each Participant who has become eligible for consideration of a Bonus with regard to that Fiscal Period (i) the Participant's performance goal or Bonus Formula with regard to that Fiscal Period, (ii) the extent to which the performance goal was achieved or exceeded, or other applicable information relating to the performance goal or otherwise applicable to the Participant's Bonus Formula, and (iii) the Bonus, if any, to which the Participant is entitled with regard to the Fiscal Period. No Bonus may be paid to a Participant with regard to a Fiscal Period until the Committee certifies that the Bonus with regard to that Participant shown on the list (or on an amended list) is correct based upon the performance goal and the Bonus Formula established for the Participant with regard to the Fiscal Period or other determining factor the Committee considers.

          4.    Administration

                    (a)    The Plan will be administered by the committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") from among its members (which may be the Compensation Committee of the Board) and shall be comprised, unless otherwise determined by the Board, solely of not less than two members who shall be (i) "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3) under the Internal Revenue Code of 1986, as amended (the "Code") and (iii) "independent directors" as defined under the applicable rules of the Nasdaq Stock Market or the Securities and Exchange Commission ("SEC"). The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Bonus Formula established hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee or its Designated Officers shall be binding and conclusive on all participants and their legal representatives. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, a subsidiary or an affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

                    (b)    To the extent permitted by law, the Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

          5.    Participants.    Participants will be limited to those executive officers of the Company or its subsidiaries and affiliates as the Committee, in its sole discretion, determines to be important or responsible for contributing to the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Bonuses under the Plan (the "Participants"). Designation of a Participant in any year shall not require the Committee to designate such person to receive a Bonus in any other year or, once designated, to receive the same type or amount of Bonus as granted to the Participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Bonuses.

          6.    No Rights to Continued Employment.    Nothing in the Plan or in the establishment of any performance goal or Bonus Formula, and no award of any Bonus which is payable immediately or in the future (whether or not future payments may be forfeited), will give any Participant a right to continue to be an officer or employee of the Company or its subsidiaries or affiliates or in any other way affect the right of the Company or its subsidiaries or affiliates to terminate the officer position or employment of any officer or employee at any time.

          7.    Effective Date.    The Plan shall be effective as of August 10, 2005, the date on which the Plan was adopted by the Committee and approved by the Board of Directors of the Company (the "Effective Date").

          8.    Amendments of the Plan.    The Committee may, with the approval of the Board, amend the Plan at any time. No amendment to the Plan may change any performance goal or Bonus Formula which has been established for a Participant, or affect any Participant's right to receive a Bonus which has been earned as a result of a performance goal or Bonus Formula established for the Participant, before the amendment, unless the Participant consents to the change.

          9.    Termination of the Plan.    The Plan may be terminated at any time by the Committee, with the approval of the Board. Termination of the Plan will not, however, affect any performance goal or Bonus Formula which has been established before the Plan is terminated or the right of any Participant to receive payments of a Bonus based on such goal or Bonus Formula.

          10.    Unfunded Plan.    Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

          11.    Foreign Laws.    The Committee may award a Bonus to Participants who are subject to the tax laws of nations other than the United States, which Bonus may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws or avoid unfavorable tax treatment to a Participant. The Committee may take any action that it deems advisable to obtain approval of such Bonus by the appropriate foreign governmental entity; provided, however, that no such Bonus may be paid pursuant to this Section 11 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

          12.    Governing Law.    This Plan, Bonuses granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Florida (regardless of the law that might otherwise govern under applicable Florida principles of conflict of laws).

          13.    Compliance With Code Section 409A.    The Plan is intended to comply with Code Section 409A, to the extent applicable. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered consistent with this intent. In that regard, and notwithstanding any provision of the Plan to the contrary, the Company reserves the right to amend the Plan or any Bonuses granted under the Plan, by action of the Committee, without the consent of any affected Participant, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Code Section 409A and the regulations promulgated thereunder.

           Amended January 30, 2008